Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
January 21, 2015	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES FOURTH QUARTER 2014 EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported a 90% increase in reported earnings to $10.5 million, or $0.32 per diluted share, for the quarterly period ended December 31, 2014, compared to reported earnings of $5.5 million, or $0.18 per diluted share, for the fourth quarter of 2013.  For the calendar year of 2014, reported earnings increased 28% to $32.7 million, or $1.00 per diluted share. This compares to reported earnings of $25.5 million, or $0.82 per diluted share, for 2013.

Selected Highlights

•                  Operating net income (a non-GAAP measure) increased 56% to $11.1 million, or $0.34 per share, for the current quarter versus $7.1 million, or $0.23 per share, for the year ago quarter.  Operating net income for the fourth quarter of 2014 excludes $31,000 of after-tax expenses related to acquisitions and eliminates a $587,000 after-tax decrease in unrealized gains from recognizing revenue on forward commitments to sell mortgages. Operating net income for the year ago quarter excludes $106,000 of after-tax acquisition expenses and a $1.5 million decrease in unrealized gains.  Management believes operating net income more accurately reflects the performance of the Company.

•                  Loans held for investment grew $92 million during the quarter, or 15% annualized, and $541 million for the 2014 year, or 27%.  Excluding acquisitions, loans organically grew by a historical record of $343 million, or 17% for 2014.   Asset quality remains excellent.  At December 31, 2014, nonperforming loans decreased to $4.5 million, or 0.13% of total assets, and the Company had $0 real estate owned.  For 2014, the Company had net loan charge offs of 0.06% of average loans outstanding.

•                  Pretax, pre-provision income for the commercial banking segment, before acquisition expenses, was $58.2 million for the 2014 year, versus $50.6 million for the 2013 year, an increase of 15%.

•                  The Company’s mortgage banking subsidiary, George Mason Mortgage, continued its solid operating performance from last quarter.  It reported a net profit of $762,000 and delivered operating net income of $1.3 million for the current quarter after eliminating the $587,000 after-tax decrease in unrealized gains.

•                  All capital ratios exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.79% at December 31, 2014.

2014 Acquisitions

On January 16, 2014, the Company completed its acquisition of United Financial Banking Companies (UFBC) and its primary subsidiary, The Business Bank.  During 2014, the Company incurred legal and accounting costs, lease termination expenses, employee retention and severance payments related to this acquisition.  These expenses totaled $5.8 million pretax.  Expenses of approximately $700,000 related to one remaining branch consolidation will be incurred in the first quarter of 2015.

On November 7, 2014, the company acquired a banking office in Gainesville, Va. with approximately $60 million in deposits. Costs incurred to consummate this transaction and to consolidate the office were immaterial.

Review of Balance Sheet

At December 31, 2014, total assets of the Company were $3.40 billion, an increase of 17% from total assets of $2.89 billion at December 31, 2013. Loans held for investment grew to $2.58 billion versus $2.04 billion a year ago.  Excluding acquired loans, organic growth was approximately $343 million, or 17%.   During the most recent quarter, the Company had loans held for investment growth of $92 million, or approximately 15% annualized.

Loans held for sale decreased to $315 million at December 31, 2014 compared to $374 million at December 31, 2013. The investment securities portfolio also declined modestly to $348 million from $360 million a year ago.  Deposit balances increased $476 million to $2.54 billion from $2.06 billion for these same periods, respectively. Non-interest bearing demand deposit accounts increased $138 million to $572 million, which represented 23% of total deposits. Other borrowed funds decreased to $438 million from $475 million.

Net Interest Income

The Company’s net interest income increased 14%, to $27.2 million from $23.8 million, for the three month periods ended December 31, 2014 and 2013, respectively. For the comparable twelve month year to date periods of 2014 and 2013, net interest income increased 17%, to $107.7 million from $92.3 million.  The Company’s tax equivalent net interest margin was 3.48% for the current quarter and 3.59% for the year versus 3.65% and 3.52% for the same respective periods of last year.

Comparing the current quarter to the same quarter of 2013, the average balance of loans held for sale decreased $7 million to $279 million, and the average loans held for investment balances increased $522 million to $2.48 billion. The average balance of investments and fed funds sold increased $10 million to $406 million.  The yield on total interest earning assets decreased to 4.19% from 4.45%.  Over this same period, average total deposit balances increased $432 million to $2.52 billion, and the average balance of other borrowed funds increased $80 million to $384 million.  The average cost of interest bearing liabilities decreased to 0.96% from 1.07%.

Commercial Banking Review

For the current quarter ended December 31, 2014, net income for the commercial banking segment was $10.8 million, an increase of 39% from $7.8 million for the year ago quarter.  For the comparable annual periods of 2014 and 2013, net income was $34.4 million versus $33.9 million. Before the current year acquisition expenses, year to date net income was $37.8 million.  Pre-tax, pre-provision earnings, before M&A expenses, were $58.2 million for 2014, versus $50.6 million for 2013, an increase of 15%.

The allowance for loan losses was 1.10% of loans outstanding at December 31, 2014 versus 1.37% at December 31, 2013.  This ratio decrease from a year ago is the result of improving credit quality and the addition of acquired loans from UFBC that were recorded at fair value with no allowance.  The Company’s nonperforming assets were 0.13% of total assets at December 31, 2014 compared to 0.19% at September 30, 2014.  For the year, net charge offs were a modest 0.06% of average loans outstanding.

Non-interest income was $2.3 million for the current quarter and $5.7 million for the year to date period ended December 31, 2014, compared to $1.2 million for the year ago quarter and $3.8 million for the 2013 year.  Loan service charges were $1.0 million for the current quarter and $2.0 million for 2014, versus $590,000 and $1.4 million for the same periods of 2013.  A prepayment penalty of $484,000 was received in the current quarter.  Securities gains totaled $645,000 for the current quarter and $1.7 million for the 2014 year, versus loss of $32,000 and a gain of $68,000 for the same year ago periods.

Non-interest expense was $14.0 million for the current quarter versus $12.5 million for the prior year quarter.  The bank’s efficiency ratio was 48.1% for the quarter ended December 31, 2014 compared to 51.4% for the same period of 2013.  Approximately $208,000 of the increase from the year ago quarter is attributable to expenses associated with net acquired office growth in 2014.  The Company also incurred $196,000 of intangible expense amortization as a result of these acquisitions.  Another $314,000 of the expense increase resulted from the Company’s recent addition of two de novo banking offices.  Current quarter incentive accruals were $700,000 higher than the year ago quarter.

Mortgage Banking Review

For the current quarter ended December 31, 2014, the mortgage banking segment reported a net profit of $762,000, and it delivered operating net income of $1.3 million, one of its most profitable quarters since refinance activity decreased over a year ago.   Operating net income (a non-GAAP measure) excludes the impact of the Staff Accounting Bulletin (“SAB”) 109 accounting requirement to record the fair value of locked mortgage loan commitments.  Comparable quarterly and annual results are shown below.

	Q4 2014	Q4 2013	FY 2014	FY 2013
Mortgage Banking: (in 000’s)
Reported Net Income	$762	$(1,601)	$2,658	$(5,215)
Reverse Impact of SAB 109	587	1,474	(2,185)	9,759
Operating Net Income	$1,349	$(127)	$473	$4,544

The accompanying Table #7 provides additional recent quarterly information regarding the impact of SAB 109.

During the fourth quarter of 2014, closed loans were $779 million and loans sold to investors totaled $769 million, versus $797 million and $758 million, respectively, for the same quarter of 2013.  Although production is similar to prior year levels, net realized gain on sales and other fees were $7.9 million for the current quarter versus $4.8 million for the same period a year ago.  The increase of 65% is primarily the result of an improving gain on sale margin.

Loan applications totaled $922 million during the fourth quarter of 2014, down slightly from $973 million for the prior quarter ended September 30, 2014.  October, November and December applications reflect typical seasonality and totaled $382 million, $279 million and $261 million, respectively.  Purchase money represented 72% of total volume in the current quarter versus 80% last quarter.

Management’s actions have led to overall operating expense reductions of $993,000 in the current quarter when compared to the year ago quarter.   Operating non-interest expenses were $9.4 million versus $10.4 million for the fourth quarter of 2014 and 2013, respectively.  For these periods, operating expenses include $2.2 million and $2.4 million of fixed salary expenses associated with loan closings that are reported as contra-revenue under GAAP.   Two additional office consolidation opportunities have recently been completed which will lower rent and other expenses by $75,000 per month beginning early 2015.

Capital Ratios

The Company remains in excess of regulatory standards of a well capitalized bank.  The tier 1 capital ratio is 10.89% and the total risk based capital ratio is 11.78%.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am extremely pleased with how our Company finished 2014. Performance for the year reflects solid earnings, record loan growth and ongoing pristine credit quality.  During the most recent quarter, the work of our commercial lenders was again exceptional resulting in total growth exceeding $90 million, and our retail team and back office worked together to seamlessly assimilate the Gainesville office acquisition.

“Our mortgage banking company delivered another solid quarter during what continues to be a challenging period for the mortgage industry.  The continued execution of our business plan has led to increasing margins and reduced expenses.  Although refinance activity has increased recently, we remained focused on building our purchase money relationships and continuing to increase our market share in the communities we serve.  We were very proud with the recent announcement of George Mason Mortgage’s top market share in the Washington Metropolitan Statistical Area for purchase money mortgages.

“As always, we will continue to concentrate on gaining profitable market share, either through de novo expansion or acquisition, which will increase our franchise value.  We remain committed to building and maintaining a strong financial services company for our shareholders, employees, clients and the communities we serve.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $3.40 billion at December 31, 2014, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, Virginia and Cardinal Wealth Services, Inc., a wealth management services company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Table 1.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

(Dollars in thousands)

			% Change
	December 31, 2014	December 31, 2013	Current Year
	(Unaudited)
Cash and due from banks	$20,298	$18,285	11.0%
Federal funds sold	17,891	10,924	63.8%

Investment securities available-for-sale	339,131	349,319	-2.9%
Investment securities held-to-maturity	4,024	6,477	-37.9%
Investment securities — trading	5,067	3,890	30.3%
Total investment securities	348,222	359,686	-3.2%

Other investments	15,941	19,068	-16.4%
Loans held for sale	315,323	373,993	-15.7%

Loans receivable, net of fees:
Commercial and industrial	354,693	219,411	61.7%
Real estate - commercial	1,254,270	1,045,346	20.0%
Real estate - construction	432,171	361,102	19.7%
Real estate - residential	403,744	300,336	34.4%
Home equity lines	131,156	109,815	19.4%
Consumer	5,080	4,158	22.2%
Total loans, net of fees	2,581,114	2,040,168	26.5%
Allowance for loan losses	(28,275)	(27,864)	1.5%
Loans receivable, net	2,552,839	2,012,304	26.9%

Premises and equipment, net	25,253	20,389	23.9%
Goodwill and intangibles, net	37,312	10,144	267.8%
Bank-owned life insurance	32,546	32,063	1.5%
Other assets	33,509	37,374	-10.3%

TOTAL ASSETS	$3,399,134	$2,894,230	17.4%

Non-interest bearing deposits	$572,071	$433,749	31.9%
Interest checking	422,291	398,136	6.1%
Money markets	372,591	266,316	39.9%
Statement savings	254,722	209,391	21.6%
Certificates of deposit	603,237	450,031	34.0%
Brokered certificates of deposit	310,418	301,236	3.0%
Total deposits	2,535,330	2,058,859	23.1%

Other borrowed funds	437,995	475,232	-7.8%
Mortgage funding checks	19,469	6,528	198.2%
Escrow liabilities	2,035	1,572	29.5%
Other liabilities	26,984	31,507	-14.4%

Shareholders’ equity	377,321	320,532	17.7%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,399,134	$2,894,230	17.4%

Table 2.

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Years Ended
	December 31			December 31
	2014	2013	% Change	2014	2013	% Change

Net interest income	$27,204	$23,800	14.3%	$107,700	$92,345	16.6%
Provision for loan losses	603	(400)	-250.8%	(1,938)	32	-6156.3%
Net interest income after provision for loan losses	27,807	23,400	18.8%	105,762	92,377	14.5%

Non-interest income:
Service charges on deposit accounts	529	494	7.1%	2,170	1,992	8.9%
Loan fees	1,044	590	76.9%	1,995	1,447	37.9%
Income from bank owned life insurance	127	105	21.0%	483	411	17.5%
Net realized gains on investment securities	645	(32)	-2115.6%	1,691	68	2386.8%
Gain (loss) on sale of real estate	—	—	0.0%	—	30	-100.0%
Other non-interest income (loss)	6	3	100.0%	51	43	18.6%
Commercial banking & other segment non-interest income	2,351	1,160	102.7%	6,390	3,991	60.1%

Title insurance & other income	—	70	-100.0%	—	987	-100.0%
Management fee income	—	498	-100.0%	21	1,981	-98.9%
Gains from mortgage banking activities	18,607	14,711	26.5%	74,538	79,675	-6.4%
Less: mortgage loan origination expenses	(10,745)	(10,482)	2.5%	(42,487)	(58,060)	-26.8%
Mortgage banking segment non-interest income	7,862	4,797	63.9%	32,072	24,583	30.5%

Wealth management segment non-interest income	163	194	-16.0%	716	1,337	-46.4%
Total non-interest income	10,376	6,151	68.7%	39,178	29,911	31.0%

Net interest income and noninterest income	38,183	29,551	29.2%	144,940	122,288	18.5%

Salaries and benefits	12,377	11,156	10.9%	45,963	41,523	10.7%
Occupancy	2,528	2,242	12.8%	10,303	8,389	22.8%
Depreciation	938	865	8.4%	3,727	3,196	16.6%
Data processing & communications	1,543	1,239	24.5%	6,449	4,720	36.6%
Professional fees	646	518	24.7%	3,122	3,765	-17.1%
FDIC insurance assessment	401	342	17.3%	1,519	1,391	9.2%
Impairment of pooled trust preferred securities	—	300	-100.0%	—	300	-100.0%
Mortgage loan repurchases and settlements	—	—	0.0%	83	(49)	-269.4%
Merger and acquisition expense	47	160	-70.6%	5,781	464	100.0%
Other operating expense	4,547	4,804	-5.3%	19,281	20,904	-7.8%
Total non-interest expense	23,027	21,626	6.5%	96,228	84,603	13.7%
Income before income taxes	15,156	7,925	91.2%	48,712	37,685	29.3%
Provision for income taxes	4,638	2,379	95.0%	16,029	12,175	31.7%
NET INCOME	$10,518	$5,546	89.7%	$32,683	$25,510	28.1%

Earnings per common share - basic	$0.32	$0.18	79.2%	$1.01	$0.83	21.4%
Earnings per common share - diluted	$0.32	$0.18	79.0%	$1.00	$0.82	21.3%
Weighted-average common shares outstanding - basic	32,531,946	30,747,472	5.8%	32,392,086	30,686,980	5.6%
Weighted-average common shares outstanding - diluted	33,005,548	31,144,055	6.0%	32,824,018	31,076,781	5.6%

Table 3.

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended December 31		For the Years Ended December 31
	2014	2013	2014	2013
Performance Ratios:
Return on average assets	1.27%	0.80%	1.02%	0.92%
Return on average equity	11.12%	6.83%	8.82%	7.96%
Net interest margin (1)	3.48%	3.65%	3.59%	3.52%
Efficiency ratio (2)	61.27%	72.20%	65.52%	69.20%
Non-interest income to average assets	1.25%	0.89%	1.23%	1.07%
Non-interest expense to average assets	2.78%	3.14%	3.01%	3.04%

Mortgage Banking Select Data:
$ of loan applications - George Mason Mortgage	$922,000	$886,000	$3,976,000	$5,137,000
$ of loan applications - Managed Mortgage Company Affiliates	—	236,000	1,400	1,767,000
Total	922,000	1,122,000	3,977,400	6,904,000

Refi % of loans closed - George Mason Mortgage	28%	23%	21%	33%
Refi % of loans closed- Managed Mortgage Company Affiliates	0%	18%	15%	29%
Total	28%	22%	21%	32%

$ of loans closed - George Mason Mortgage	$778,586	$797,319	$2,998,904	$4,201,335
$ of loans closed - Managed Mortgage Company Affiliates	—	268,833	13,034	1,578,656
Total	778,586	1,066,152	3,011,938	5,779,991

# of loans closed - George Mason Mortgage	2,213	2,436	8,850	12,420
# of loans closed - Managed Mortgage Company Affiliates	—	711	30	4,096
Total	2,213	3,147	8,880	16,516

$ of loans sold - George Mason Mortgage	$768,971	$758,355	$2,964,347	$4,499,490
$ of loans sold - Managed Mortgage Company Affiliates	—	261,844	71,504	1,711,050
Total	768,971	1,020,199	3,035,851	6,210,540

$ of locked commitments - George Mason Mortgage	$708,062	$657,250	$2,982,916	$3,930,540
$ locked commitments at period end - George Mason Mortgage			$194,919	$210,907
$ of loans held for sale at period end - George Mason Mortgage			$269,319	$234,761
Realized gain on sales and fees as a % of loan sold (3)	2.54%	2.24%	2.40%	2.11%
Net realized gains as a % of realized gains (Gain on sale margin) (4)	44.95%	38.33%	40.29%	38.76%

Asset Quality Data:
Net charge-offs (recoveries) to average loans receivable, net of fees			0.06%	-0.03%
Total nonaccrual loans			$4,497	$2,314
Real estate owned			$—	$—
Nonperforming loans to loans receivable, net of fees			0.17%	0.11%
Nonperforming loans to total assets			0.13%	0.08%
Nonperforming assets to total assets			0.13%	0.08%
Total loans receivable past due 30 to 89 days			$786	$507
Total loans receivable past due 90 days or more			$—	$—
Allowance for loan losses to loans receivable, net of fees			1.10%	1.37%
Allowance for loan losses to nonperforming loans			628.75%	1204.15%

Capital Ratios:
Tier 1 risk-based capital			10.89%	11.85%
Total risk-based capital			11.78%	12.89%
Leverage capital ratio			10.81%	11.70%
Book value per common share			$11.76	$10.57
Tangible book value per common share (5)			$10.60	$10.23
Common shares outstanding			32,078	30,333

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2014 and 2013.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

(3) Realized gains are those gains recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(4) Net realized gains are gains net of loan origination expense recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(5) Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

Table 4.

Cardinal Financial Corporation and Subsidiaries

Mortgage Revenue Recognition Impact of SAB 109 (Written Loan Commitments Recorded at Fair Value Through Earnings)

 For the Three Months and Years Ended December 31, 2014 and 2013

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended December 31			For the Years Ended December 31
	2014	2013	% Change	2014	2013	% Change
Net Gains from Mortgage Banking Activities:
As Reported
Fair Value of LCs / Unrealized Gains Recognized @ LC date **(see note below)	$18,607	$14,711	26.48%	$74,538	$79,675	-6.45%
Loan origination expenses recognized @ Loan Sale Date	10,745	10,482	2.51%	42,487	58,060	-26.82%
Reported Net Gains from Mortgage Banking Activities	7,862	4,229	85.91%	32,051	21,615	48.28%

As Adjusted
Realized Gains Recognized @ Loan Sale Date	19,517	16,997	14.83%	71,150	94,805	-24.95%
Loan origination expenses recognized @ Loan Sale Date	10,745	10,482	2.51%	42,487	58,060	-26.82%
Adjusted Net Gains from Mortgage Banking Activities	8,772	6,515	34.64%	28,663	36,745	-21.99%

Impact of SAB 109 on Net Gains from Mortgage Banking Activities:
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	$(910)	$(2,286)	-60.19%	$3,388	$(15,130)	-122.39%

Net Income Reconciliation:
Reported Net Income	$10,518	$5,546	89.65%	$32,683	$25,510	28.12%
Aftertax Merger and Acquisition Expense	31	106	-70.35%	3,867	310	1147.92%
Adjusted Net Income	$10,549	$5,652	86.65%	$36,550	$25,820	41.56%
Aftertax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB109	(587)	(1,474)	-60.19%	2,185	(9,759)	-122.39%

Operating Net Income	$11,136	$7,126	56.27%	$34,365	$35,579	-3.41%

Earnings per Share (EPS) Reconciliation:
Reported Net Income	$0.32	$0.18	78.95%	$1.00	$0.82	21.30%
Aftertax Merger and Acquisition Expense	0.00	0.00	0.00%	0.12	0.01	1081.49%
Adjusted Net Income	0.32	0.18	76.12%	1.12	0.83	35.23%
Aftertax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB109	(0.02)	(0.05)	-64.55%	0.07	(0.31)	-121.20%

Operating Net Income	$0.34	$0.23	47.02%	$1.05	$1.14	-8.55%

Performance Ratios (adjusted for change in unrealized mortgage banking gains):
Return on average assets	1.34%	1.03%		1.08%	1.28%
Return on average equity	11.78%	8.78%		9.28%	11.10%
Efficiency ratio	59.83%	67.08%		67.06%	61.58%
Non-interest income to average assets	1.36%	1.22%		1.12%	1.62%

**

Per the accounting guidance set forth by SEC Staff Accounting Bulleting (SAB) 109 regarding mortgage lending activities, the fair value of a “locked” commitment, or an unrealized gain, is recognized in income on the day of the locked commitment (LC).  As a result of this revenue recognition, the unrealized gains then become part of the basis of the ensuing loan held for sale (LHFS) when the loan is closed. When the loan is sold to investors, the “price” received is equal to the basis of the loan held for sale, and there is no gain or loss recognized. At any point in time (e.g. quarter end) the fair value of the LCs and the premium to the par value of LHFS represent unrealized gains that have been recognized in income, either in the current period or prior periods.  This accounting creates a mismatch between the income recognition on loan production and expense recognition for those same loans, which is discussed below.

In accordance with accounting rules (formally FAS 91), direct (e.g. commissions) and indirect loan expenses associated with originating, underwriting and closing loans are deferred and amortized over the life of the loan.  In mortgage banking, this results in the mentioned expenses being recognized at the time of investor purchase of the loan (i.e. loan sale date) which often occurs in the quarter subsequent to the original LC and creates a mismatch in the timing of the revenue and expense.  These expenses are “netted” from the gain on sale from mortgage banking activities, which is included in non-interest income.

Table 5.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

For the Three Months and Years Ended December 31, 2014 and 2013

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Years Ended
	December 31, 2014		December 31, 2013		December 31, 2014		December 31, 2013
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$341,186	3.71%	$218,324	4.24%	$299,408	4.23%	$215,263	4.09%
Real estate - commercial	1,209,418	4.52%	1,000,286	4.52%	1,182,306	4.45%	911,493	4.71%
Real estate - construction	423,666	5.05%	343,793	5.17%	414,248	5.03%	349,913	5.24%
Real estate - residential	377,226	3.82%	286,403	4.22%	340,150	3.89%	251,980	4.37%
Home equity lines	128,384	3.44%	110,333	3.65%	120,002	3.63%	112,756	3.68%
Consumer	4,936	5.70%	3,853	5.56%	5,307	5.74%	3,333	5.46%
Total loans	2,484,816	4.34%	1,962,992	4.57%	2,361,421	4.42%	1,844,738	4.67%

Loans held for sale	278,549	4.09%	285,466	4.82%	288,299	4.22%	406,673	4.11%
Investment securities - available-for-sale (1)	320,753	3.96%	337,097	4.03%	327,823	3.96%	276,483	4.16%
Investment securities - held-to-maturity	5,773	2.32%	9,694	1.70%	6,599	2.20%	10,407	1.82%
Other investments	14,563	4.48%	13,728	2.68%	14,921	3.85%	13,473	2.47%
Federal funds sold	65,322	0.26%	35,880	0.25%	40,323	0.23%	106,192	0.25%
Total interest-earning assets	3,169,776	4.19%	2,644,857	4.45%	3,039,386	4.29%	2,657,966	4.33%

Non-interest earning assets:
Cash and due from banks	19,902		18,159		23,917		17,122
Premises and equipment, net	25,395		19,995		25,672		19,701
Goodwill and intangibles, net	37,226		10,144		32,813		10,199
Accrued interest and other assets	96,392		92,763		104,521		105,657
Allowance for loan losses	(29,645)		(27,565)		(29,749)		(27,397)

TOTAL ASSETS	$3,319,046		$2,758,353		$3,196,560		$2,783,248

Interest-bearing liabilities:
Interest checking	$425,298	0.50%	$387,340	0.53%	$428,030	0.51%	$375,193	0.58%
Money markets	367,501	0.33%	301,097	0.25%	335,785	0.31%	294,466	0.27%
Statement savings	252,195	0.26%	214,209	0.27%	252,832	0.27%	213,677	0.27%
Certificates of deposit	895,821	1.04%	741,677	1.18%	834,137	1.00%	825,070	1.14%
Total interest-bearing deposits	1,940,815	0.69%	1,644,323	0.74%	1,850,784	0.66%	1,708,406	0.76%

Other borrowed funds	384,453	2.32%	304,069	2.87%	387,394	2.30%	293,927	2.98%
Total interest-bearing liabilities	2,325,268	0.96%	1,948,392	1.07%	2,238,178	0.95%	2,002,333	1.09%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	580,720		444,791		553,949		414,192
Other liabilities	34,837		40,583		33,989		46,171

Shareholders’ equity	378,221		324,587		370,444		320,552

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,319,046		$2,758,353		$3,196,560		$2,783,248

NET INTEREST MARGIN (1)		3.48%		3.65%		3.59%		3.52%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2014 and 2013.

Table 6.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting

(Dollars in thousands, as Reported and Non-GAAP Reconciliation)

(Unaudited)

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Three Months Ended December 31, 2014:
Net interest income	$26,742	$642	$—	$(180)	$—	$27,204
Non-interest income	2,253	7,869	152	102	—	10,376
Non-interest expense	13,952	7,268	108	1,699	—	23,027
Net income (loss) before provision and taxes	15,043	1,243	44	(1,777)	—	14,553
Provision for loan losses	(603)	—	—	—	—	(603)
Provision for income taxes	4,834	481	15	(692)	—	4,638
Net income (loss)	$10,812	$762	$29	$(1,085)	$—	$10,518
Add: merger & acquisition expense reported above	47	—	—	—	—	47
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	—	910	—	—	—	910
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(16)	(323)	—	—	—	(339)
Operating Net Income	$10,843	$1,349	$29	$(1,085)	$—	$11,136

Average Assets	$3,265,003	$286,446	$2,442	$386,661	$(621,506)	$3,319,046

At and for the Three Months Ended December 31, 2013:
Net interest income	$23,153	$809	$—	$(162)	$—	$23,800
Non-interest income	1,237	4,760	194	(27)	(13)	6,151
Non-interest expense	12,537	7,963	108	1,031	(13)	21,626
Net income (loss) before provision and taxes	11,853	(2,394)	86	(1,220)	—	8,325
Provision for loan losses	400	—	—	—	—	400
Provision for income taxes	3,671	(793)	30	(529)	—	2,379
Net income (loss)	$7,782	$(1,601)	$56	$(691)	$—	$5,546
Add: merger & acquisition expense reported above	17	—	—	143	—	160
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	—	2,286	—	—	—	2,286
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(6)	(812)	—	(48)	—	(865)
Operating Net Income	$7,793	$(127)	$56	$(596)	$—	$7,127

Average Assets	$2,756,264	$297,443	$2,237	$325,669	$(623,260)	$2,758,353

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Years Ended December 31, 2014:
Net interest income	$105,584	$2,818	$—	$(702)	$—	$107,700
Non-interest income	5,727	32,314	636	501	—	39,178
Non-interest expense	58,315	30,813	428	6,672	—	96,228
Net income (loss) before provision and taxes	52,996	4,319	208	(6,873)	—	50,650
Provision for loan losses	1,938	—	—	—	—	1,938
Provision for income taxes	16,707	1,661	73	(2,412)	—	16,029
Net income (loss)	$34,351	$2,658	$135	$(4,461)	$—	$32,683
Add: merger & acquisition expense reported above	5,205	—	—	576	—	5,781
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	—	(3,388)	—	—	—	(3,388)
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(1,723)	1,203	—	(191)	—	(711)
Operating Net Income	$37,833	$473	$135	$(4,076)	$—	$34,365

Average Assets	$3,097,228	$299,535	$2,370	$386,084	$(588,657)	$3,196,560

At and for the Years Ended December 31, 2013:
Net interest income	$90,563	$2,474	$—	$(692)	$—	$92,345
Non-interest income	3,767	24,760	1,337	85	(38)	29,911
Non-interest expense	43,832	35,185	1,580	4,044	(38)	84,603
Net income (loss) before provision and taxes	50,498	(7,951)	(243)	(4,651)	—	37,653
Provision for loan losses	(117)	85	—	—	—	(32)
Provision for income taxes	16,734	(2,821)	(81)	(1,657)	—	12,175
Net income (loss)	$33,881	$(5,215)	$(162)	$(2,994)	$—	$25,510
Add: merger & acquisition expense reported above	87	—	—	377	—	464
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	—	15,130	—	—	—	15,130
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(29)	(5,371)	—	(125)	—	(5,525)
Operating Net Income	$33,939	$4,544	$(162)	$(2,742)	$—	$35,579

Average Assets	$2,774,462	$419,933	$2,321	$327,549	$(741,017)	$2,783,248

Table 7.

Cardinal Financial Corporation and Subsidiaries

Mortgage Banking Segment Supplemental Information

Summary of Activity and Impact of SAB 109 on Net Income

(Dollars in thousands)

(Unaudited)

	12/31/14	09/30/14	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13	12/31/12
For the Three Months Ended:
Applications	$922,000	$973,000	$1,120,000	$960,600	$886,000	$1,077,000	$1,691,000	$1,483,300	$1,413,000
Loans closed	778,586	826,786	842,089	551,443	797,319	927,548	1,393,253	1,083,217	1,271,651
Loans sold	768,971	889,549	743,871	561,956	758,355	1,170,953	1,324,674	1,245,510	1,257,327

At Period End:
Locked Pipeline	$194,919	$265,443	$331,092	$327,243	$210,907	$350,976	$489,000	$572,794	$481,703
Loans Held for Sale	269,319	259,703	322,466	224,248	234,761	195,797	439,000	370,623	532,916
SAB 109 Total Unrealized Gains Recognized	12,823	13,734	17,094	13,084	9,436	11,722	18,550	19,859	24,566
Change in Unrealized Gains	(910)	(3,360)	4,010	3,648	(2,286)	(6,828)	(1,309)	(4,707)	(2,332)
Change in Aftertax Income	(587)	(2,167)	2,586	2,353	(1,474)	(4,404)	(844)	(3,036)	(1,505)

REPORTED NET INCOME	$762	$(76)	$2,139	$(167)	$(1,601)	$(4,851)	$2,383	$(1,146)	$3,653
OPERATING NET INCOME	1,349	2,091	(447)	(2,520)	(127)	(447)	3,227	1,890	5,158